Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

BETWEEN

VERTEX PHARMACEUTICALS INCORPORATED,

AS ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION,

AS TRUSTEE

DATED AS OF SEPTEMBER 28, 2010

ESTABLISHING THE SERIES OF SECURITIES DESIGNATED AS

3.35% CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2015

i

(continued)

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ARTICLE 8
DEFAULT AND REMEDIES

Section 8.01	Events of Default	48
Section 8.02	Acceleration of Maturity; Rescission and Annulment	49
Section 8.03	Other Remedies	50
Section 8.04	Waiver of Past Defaults	50
Section 8.05	Control by Majority	51
Section 8.06	Limitation on Suit	51
Section 8.07	Unconditional Rights of Holders to Receive Payment and to Convert	52
Section 8.08	Collection of Indebtedness and Suits for Enforcement by the Trustee	52
Section 8.09	Trustee May File Proofs of Claim	53
Section 8.10	Restoration of Rights and Remedies	53
Section 8.11	Rights and Remedies Cumulative	54
Section 8.12	Delay or Omission Not Waiver	54
Section 8.13	Application of Money Collected	54
Section 8.14	Undertaking for Costs	54
Section 8.15	Waiver of Stay or Extension Laws	55

ARTICLE 9
THE TRUSTEE

Section 9.01	Certain Duties and Responsibilities	55
Section 9.02	Certain Rights of Trustee	55

ARTICLE 10
AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 10.01	Without Consent of Holders	56
Section 10.02	With Consent of Holders	57
Section 10.03	Revocation and Effect of Consents	58

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01	Satisfaction and Discharge of Indenture	59
Section 11.02	Deposited Cash to be Held in Trust	59

ARTICLE 12
MEETING OF HOLDERS OF SECURITIES

Section 12.01	Purposes for Which Meetings May Be Called	60
Section 12.02	Call Notice and Place of Meetings	60
Section 12.03	Persons Entitled to Vote at Meetings	60

(continued)

		Page

Section 12.04	Quorum; Action	61
Section 12.05	Determination of Voting Rights; Conduct and Adjournment of Meetings	61
Section 12.06	Counting Votes and Recording Action of Meetings	62

ARTICLE 13
MISCELLANEOUS

Section 13.01	Notices	62
Section 13.02	Acts of Holders of Securities	63
Section 13.03	Certificate and Opinion as to Conditions Precedent	64
Section 13.04	Governing Law	64
Section 13.05	Counterparts	64
Section 13.06	Legal Holidays	64
Section 13.07	Calculations in Respect of Securities	65
Section 13.08	No Security Interest Created	65

Exhibit A	Form of Note	1

FIRST SUPPLEMENTAL INDENTURE (the “Supplemental Indenture”), dated as of September 28, 2010, between VERTEX PHARMACEUTICALS INCORPORATED, a corporation duly organized and existing under the laws of the Commonwealth of Massachusetts, having its principal office at 130 Waverly Street, Cambridge, Massachusetts 02139, and U.S. BANK NATIONAL ASSOCIATION, as trustee, having its principal corporate trust office at One Federal Street, Boston, Massachusetts 02110, supplementing and amending the Subordinated Indenture (the “Base Indenture”) dated as of September 28, 2010 between the Company and the Trustee.

RECITALS

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for, among other things, the issuance from time to time of the Company’s debt securities in one or more series as might be authorized under the Base Indenture;

WHEREAS, the Base Indenture provides that the Company and the Trustee may enter into an Indenture supplemental to the Base Indenture to establish the form and terms of any series of Securities (as defined in Section 1.01 of the Base Indenture) as provided by Section 2.01 of the Base Indenture;

WHEREAS, the Company desires to enter into this Supplemental Indenture to provide for the establishment of a series of Securities (as defined in Section 1.01 of the Base Indenture) to be known as the 3.35% Convertible Senior Subordinated Notes due 2015, the form, substance, terms, provisions and conditions of which shall be set forth in Article 2 of the Base Indenture as supplemented by this Supplemental Indenture, as the same may be further amended and supplemented from time to time (being hereinafter called this “Indenture”);

WHEREAS, this Supplemental Indenture shall apply only to the 3.35% Convertible Senior Subordinated Notes due 2015 and not to any other series of Securities (as defined in Section 1.01 of the Base Indenture) issued under the Base Indenture;

WHEREAS, the Board of Directors of the Company has duly adopted resolutions authorizing the Company to issue the Securities provided for in this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and has satisfied all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms and (ii) the Securities provided for hereby, when executed and delivered by the Company and authenticated by the Trustee, a series of Securities that are the valid obligations of the Company.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

Article 1
Definitions and Incorporation by Reference

Section 1.01                  Definitions.  Unless otherwise specified herein or the context otherwise requires:

(a)  a term defined in the Base Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Supplemental Indenture;

(b)  the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular;

(c)  a reference to a Section or Article is to a Section or Article of this Supplemental Indenture;

(d)  Article and Section headings herein and the table of contents hereof are for convenience only and shall not affect the construction hereof; and

(e)  the following terms have the meanings given to them in this Section 1.01(e):

“5-Day Volume-Weighted Average Price” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VRTX.UQ <equity> AQR” (or its equivalent successor if such page is not available) in respect of the five trading day period from the scheduled open of trading on the trading day immediately following the Notice Date until the scheduled close of trading of the primary trading session on the last trading day of that five trading day period (or if such volume-weighted average price is unavailable, the market value of one share of Common Stock during that five trading day period determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The 5-Day Volume-Weighted Average Price will be determined without regard to after hours trading or any other trading outside of the regular trading session trading hours.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.

“Agent” means any Security Registrar, Paying Agent, co-agent, co-registrar or Service Agent.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information called for by footnote 1 thereof or the attached schedule of exchanges.

“Change in Control” means the occurrence of any of the following events from and after the Issue Date:

(i) any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act or any successor provision to the foregoing), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d–5(b)(1) under the Exchange Act, other than the Company, any of its Subsidiaries or any of its employee benefit plans, is or becomes the “beneficial owner” (as defined in Rule 13d–3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 50% or more of the total voting power of all classes of the Company’s Voting Stock;

(ii) the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d)(3) of the Exchange Act) or any person consolidates or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, other than (x) any transaction that (A) does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock, and (B) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Voting Stock of the continuing or surviving entity of such transaction; or (y) any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity; notwithstanding anything to the contrary set forth herein, a Change in Control will be deemed not to have occurred if, in the case of a merger or consolidation, at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in a transaction or transactions otherwise constituting a Change in Control consists of shares of common stock traded on a U.S. national securities exchange, or which will be so traded when issued or exchanged in connection with the transaction or transactions, and as a result of the transaction or transactions the Securities become convertible solely into such common stock;

(iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Board of Directors then in office; or

(iv) the Company’s stockholders approve a plan of liquidation or dissolution.

“Closing Price” means, on any Trading Day, the reported last sale price per share of the Common Stock (or the other security in respect of which the Closing Price is being determined), or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share, on such date reported by the Nasdaq Global Select Market or, if the Common Stock (or the applicable security) is not listed on the Nasdaq Global Select Market, as reported by the principal national securities exchange on which the Common Stock (or such other security) is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock (or such other security) as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee).

“Common Stock” means the common stock of the Company, par value $0.01 per share, as it exists on the date of this Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company Order” means a written order signed in the name of the Company by two Officers, one of whom must be the Company’s principal executive officer, principal financial officer or principal accounting officer.

“Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article 4 hereof.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.

“Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 20.4794 shares of Common Stock for each $1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

“Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Maturity Date” means October 1, 2015.

“Final Prospectus” means the prospectus of the Company dated February 19, 2010 together with the prospectus supplement thereto with respect to the Securities dated September 23, 2010.

“Fundamental Change” means the occurrence of either a Change in Control or a Termination of Trading.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Price” of any Security means 100% of the principal amount of the Security to be repurchased plus unpaid interest, including Special Interest, if any, accrued and unpaid to, but excluding, the Fundamental Change Repurchase Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, and (3) such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information called for in footnote 1 thereof and the schedule of exchanges and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Security Registrar’s books.

“Indebtedness,” when used with respect to any Person, and without duplication means:

(i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such person in respect of overdrafts and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(iii) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents, including a purchase agreement, in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(iv) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(v) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv);

(vi) any indebtedness or other obligations described in clauses (i) through (iv) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(vii) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi).

“Interest Payment Date” means each date specified as such in Exhibit A.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Maturity” means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by acceleration, conversion, exercise of a repurchase right or otherwise.

“Officer” means the Chief Executive Officer, any President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

“Regular Record Date” means, with respect to each Interest Payment Date, March 15 or September 15, as the case may be, next preceding such Interest Payment Date.

“Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all shares of Common Stock are entitled to receive under a Rights Plan.

“Rights Plan” means the Company’s preferred shares rights plan in connection with the Rights Agreement, dated as of July 1, 1991, as amended, and any preferred shares rights plan or any similar plan adopted by the Company after the date hereof.

“SEC” means the Securities and Exchange Commission.

“Securities” means the up to $400,000,000 aggregate principal amount of 3.35% Convertible Senior Subordinated Notes due 2015, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Senior Debt” means the principal of, premium, if any, interest (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payments with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Supplemental Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for:

(i) Indebtedness that by its terms expressly provides that it shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is equal with or junior to the Securities; and

(ii) Indebtedness between or among the Company or any of the Subsidiaries of the Company.

“Significant Subsidiary” means (i) any direct or indirect Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof, or (ii) any group of direct or indirect Subsidiaries of the Company that, taken together as a group, would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 2.03 of the Base Indenture.

“Stated Maturity” when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Stock Price” means the price paid per share of the Common Stock in connection with a Fundamental Change as determined pursuant to Section 4.01(e).

“Termination of Trading” means the occurrence of the Common Stock (or other common stock for which the Securities are then convertible) not being listed for trading on a United States national securities exchange nor approved for on any United States system of automated dissemination of quotations of securities prices or approved for trading on an established automated over-the-counter trading market in the United States.

“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Supplemental Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act as so amended.

“Trading Day” means any day on which the Nasdaq Global Select Market or, if the Common Stock is not listed on the Nasdaq Global Select Market, the principal national securities exchange on which the Common Stock is listed, is open for trading or, if the Common Stock is listed on the New York Stock Exchange, a day on which trades may be made on such market or, if the applicable Security is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then-standard closing time for regular trading on the relevant exchange or trading system.

“Underwriter” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02                  Other Definitions.

Term	Defined in Section

“Additional Payment upon Provisional Redemption”	3.01(a)
“Agent Members”	2.06(b)
“Bankruptcy Law”	8.01
“Base Indenture”	Recitals
“Board Resolution”	Base Indenture
“Business Day”	Base Indenture

“Company”	Base Indenture
“Conversion Agent”	2.04
“Conversion Date”	4.02(a)
“Current Market Price”	4.06(a)(8)
“Defaulted Interest”	Base Indenture
“Depositary”	Base Indenture
“Drop Agent’s Office”	2.04
“Event of Default”	8.01
“Expiration Time”	4.06(a)(7)
“Fundamental Change Company Notice”	3.07(b)
“Fundamental Change Repurchase Date”	3.07(a)
“Fundamental Change Repurchase Notice”	3.07(c)
“Indenture”	Recitals
“Make-Whole Premium”	4.01(e)
“Measurement Period”	4.06(a)(4)
“Notice Date”	3.04
“Officers’ Certificate”	Base Indenture
“Opinion of Counsel”	Base Indenture
“Paying Agent”	2.04
“Person”	Base Indenture
“Purchased Shares”	4.06(a)(7)(i)
“record date”	4.06(a)(8)(C)
“Receiver”	8.01
“Redemption Notice”	3.01
“Redemption Price”	3.01
“Redemption Date”	3.01
“Reference Period”	4.06(a)(4)
“Responsible Officer”	Base Indenture
“Security Registrar”	Base Indenture
“Service Agent”	2.04
“Special Interest”	8.02
“Spin-off”	4.06(a)(4)

“Subsidiary”	Base Indenture
“Supplemental Indenture”	Recitals
“Trigger Event”	4.06(a)(4)
“Trustee”	Base Indenture
“Underwriting Agreement”	2.01

Article 2
The Securities

Section 2.01                  Designation, Form and Dating.

There is hereby authorized a series of senior subordinated unsecured Securities designated as “3.35% Convertible Senior Subordinated Notes due 2015.” The Securities are being offered and sold pursuant to an Underwriting Agreement, dated as of September 23, 2010 (the “Underwriting Agreement”), between the Company and the Underwriter.

The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.

The Depositary for the Securities shall be The Depository Trust Company.  Subject to Section 2.06 hereof, so long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, all of the Securities will be represented by one or more Global Securities. The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this Indenture and the Applicable Procedures.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities.

Section 2.02           Final Maturity Date; Interest.

The Final Maturity Date of the Securities shall be October 1, 2015.

The rate or rates at which the Securities shall bear interest, including Special Interest, if any, the date or dates from which such interest shall accrue and the Interest Payment Dates on which such interest shall be payable, in each case, shall be as set forth in the form of Security set forth as Exhibit A hereto.

Section 2.03           Denominations; Provisions for Payment.

Two Officers shall sign the Securities for the Company by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

The Trustee shall authenticate Securities for original issue in the aggregate principal amount up to $400,000,000 aggregate principal amount upon receipt by the Trustee of a Company Order. Such Company Order may authorize authentication and delivery pursuant to oral or electronic instructions from the Company or its duly authorized agent or agents, which oral instructions shall be promptly confirmed in writing. Each Security shall be dated the date of its authentication unless otherwise provided by a Board Resolution, a supplemental indenture hereto or an Officers’ Certificate.

Section 2.04           Conversion Agent.

The Company shall maintain an office or agency where Securities of such Series may be presented or surrendered for payment (“Paying Agent”), where the Securities may be surrendered for registration of transfer or exchange (the Security Registrar) and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served (“Service Agent”). The Security Registrar shall keep a register with respect to the Securities and to their transfer and exchange. The Company will give prompt written notice to the Trustee of the name and address, and any change in the name or address, of each Security Registrar, Paying Agent or Service Agent. If at any time the Company shall fail to maintain any such required Security Registrar, Paying Agent or Service Agent or shall fail to furnish the Trustee with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more co-registrars, additional paying agents or additional service agents and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain a Security Registrar, Paying Agent and Service Agent in each place for the Securities for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of any such co-registrar, additional paying agent or additional service agent. The term

“Security Registrar” includes any co-registrar; the term “Paying Agent” includes any additional paying agent; and the term “Service Agent” includes any additional service agent.

The Company hereby appoints the Trustee the initial Security Registrar, Paying Agent and Service Agent for the Securities unless another Security Registrar, Paying Agent or Service Agent, as the case may be, is appointed prior to the time the Securities are first issued.

The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent acting hereunder.

The Company shall maintain an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Company hereby initially designates the Trustee as the Conversion Agent. The Company further designates the office of the Trustee’s drop agent in New York City (U.S. Bank National Association, 100 Wall Street, New York, New York 10005) (the “Drop Agent’s Office”) as its office in The City of New York where Securities may be:

(1) presented or surrendered for payment;

(2) surrendered for registration of transfer or exchange; or

(3) surrendered for conversion;

and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest, including Special Interest, if any, on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 11.05 of the Base Indenture, the Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Drop Agent’s Office.

The Company may also from time to time designate one or more Conversion Agents and from time to time rescind such designations. The Company will give prompt written notice to the

Trustee of any such designation or rescission and of any change in the name or address of such Conversion Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture and this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Conversion Agent or other Agent acting hereunder.

Section 2.05           Conversion Agent to Hold Shares in Trust.

The Company shall require each Conversion Agent other than the Trustee to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee in writing of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon such acknowledgement by the Trustee of its receipt of any such payment, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

Section 2.06           Global Securities.

(a)  Subject to the provisions of Section 2.06(d), the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined in Section 2.06(d)) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(b)  In the event of the occurrence of any of the events specified in Section 2.11(c) of the Base Indenture, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(c)  Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(d)  At such time as all interests in a Global Security have been repurchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.08 of the Base Indenture. At any time prior to such cancellation, if any interest in a Global Security is repurchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

Section 2.07           References to Interest and Premium.

For the avoidance of doubt, references to “interest” in this Indenture include Special Interest and references to “premium” in this Indenture include any applicable Additional Payment upon Provisional Redemption, in each case except as the context otherwise requires.

Section 2.08           Outstanding Securities.

This Section 2.08 hereby replaces and supersedes, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, the definition of “Outstanding” in Section 1.01 of the Base Indenture and applies to use of the word “outstanding” in this Indenture whether upper-case or lower-case, unless otherwise specified herein or the context otherwise requires.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest on a Global Security effected by the Trustee in accordance with the provisions hereof and those described in this Section 2.08 as not outstanding.

If a Security is replaced pursuant to Section 2.07 of the Base Indenture, it ceases to be outstanding until the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds on the Maturity of the Securities money sufficient to pay such Securities payable on that date, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

In determining whether the Holders of the requisite principal amount of outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of a Security that shall be deemed to be outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof pursuant to Section 8.02.

Section 2.09           Treasury Securities.

In determining whether the Holders of the required principal amount of the Securities have concurred in any request, demand, authorization, direction, notice, consent or waiver the Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver only Securities that the Trustee knows are so owned shall be so disregarded.

Section 2.10           CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other elements of identification printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

Article 3
Redemption and Repurchase of Securities

Section 3.01           Company’s Right to Redeem.

(a) Provisional Redemption.  Prior to October 1, 2013, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon notice to Holders as provided in Section 3.04, at a Redemption Price equal to 100% of the principal amount of the Securities to be redeemed; provided that such right may be exercised only if the Closing Price of the Common Stock has exceeded 130% of the applicable Conversion Price (as determined pursuant to the applicable Conversion Rate) for at least 20 Trading Days within a period of 30 consecutive Trading Days ending on the Trading Day prior to the Notice Date.  Upon any redemption pursuant to this Section 3.01(a), the Company shall make an additional payment (the “Additional Payment upon Provisional Redemption”) with respect to the Securities called for redemption to Holders of record thereof on the Notice Date in an amount equal to $100.50 per $1,000 principal amount of Securities, less the amount of any interest paid on such Securities from their issuance.  On the redemption date (the “Redemption Date”) set forth in the Redemption Notice in respect of any redemption pursuant to this Section 3.01(a), the Company shall make the Additional Payment upon Provisional Redemption in respect of all Securities called for redemption, including any Securities submitted for conversion after the Notice Date and before the Redemption Date.

The Company may, at its option, pay the Additional Payment upon Provisional Redemption in shares of Common Stock in lieu of cash, so long as (i) the Common Stock is then listed on a national securities exchange and (ii) the Company registers the delivery of such Common Stock as payment under the Securities Act and applicable state securities laws, in each case to the extent required in order to deliver unrestricted Common Stock.  The number of shares of Common Stock deliverable to a Holder in lieu of cash as an Additional Payment upon

Provisional Redemption shall be equal to the cash amount otherwise payable divided by 98% of the 5-Day Volume-Weighted Average Price of a share of the Common Stock on the Notice Date.  The Company shall pay cash in lieu of fractional shares (in an amount determined by multiplying the number of fractional shares otherwise deliverable by the 5-Day Volume-Weighted Average Price of the Common Stock on the Notice Date) of Common Stock that would otherwise be deliverable in the event the Company elects to deliver Common Stock pursuant to this paragraph.  If the conditions hereunder to payment of the Additional Payment upon Provisional Redemption in Common Stock are not satisfied with respect to a Holder prior to the close of business on the relevant Redemption Date, the Company shall pay the Additional Payment upon Provisional Redemption in respect of the Securities of such Holder entirely in cash.  To elect to pay the Additional Payment upon Provisional Redemption in Common Stock, the Company must include notice of this election in the Redemption Notice provided in accordance with Section 3.04 hereof, which shall be irrevocable, and may not change such election thereafter.

(b)           Optional Redemption.  On or after October 1, 2013, the Securities will be subject to redemption at the option of the Company, in whole or in part, upon notice to Holders as provided in Section 3.04, at a Redemption Price equal to a percentage of the principal amount of the Securities to be redeemed set forth below, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

From and after	Redemption Price
October 1, 2013	101.34%
October 1, 2014	100.67%

(c)           If a Redemption Date occurs after a Regular Record Date or a Special Record Date but on or prior to the corresponding Interest Payment Date or Defaulted Interest payment date, the Company will pay the applicable interest payment to the record Holder on the Regular Record Date or Special Record Date corresponding to such Interest Payment Date or Defaulted Interest payment date (and, in the case of any redemption pursuant to Section 3.01(b), such payment shall be in lieu of paying interest in connection with such redemption).

Section 3.02           Notices to Trustee.

If the Company elects to redeem Securities pursuant to the provisions of paragraph 5 of the Securities and Section 3.01 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date (unless a shorter period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth (i) the Section of this Indenture pursuant to which the redemption shall occur (ii) the information described in clauses (1)-(11) of Section 3.04 hereof (which amended and superseded Section 3.02 of the Base Indenture).

Section 3.03           Selection of Securities To Be Redeemed.  If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by any other method that the Trustee considers fair and appropriate. The Trustee shall make the selection not more than 60 days and not less than 30 days before the Redemption Date from Securities outstanding and not previously called for redemption. The Trustee may select for redemption a portion of the principal of any Securities that has a denomination larger than $1,000. Securities and portions thereof will be redeemed in the amount of $1,000 or integral multiples of $1,000.

Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be called for redemption.

If any Security selected for partial redemption is converted in part after such selection, the converted portion of such Security shall be deemed (so far as possible) to be the portion to be selected for redemption. The Securities (or portion thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Security is converted in whole or in part before the mailing of the Redemption Notice. Upon any redemption of less than all the Securities, the Company and the Trustee may treat as outstanding any Securities surrendered for conversion during the period of 15 days immediately preceding the mailing of a notice of redemption and need not treat as outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.

In the event of any redemption of less than all the Securities, the Company will not be required to (i) issue or register the transfer or exchange of any Security during a period of 15 days immediately preceding the mailing of a notice of redemption for such Securities for redemption, or (ii) register the transfer or exchange of any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part, in which case the Company will execute and the Trustee will authenticate and deliver to the Holder a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.04           Notice of Redemption.

This Section 3.04 hereby replaces and supersedes, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, Section 3.02 of the Base Indenture.

At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail by first class mail a notice of redemption (a “Redemption Notice”) to each Holder whose Securities are to be redeemed, at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1) the Redemption Date;

(2) the Redemption Price and, if redemption is made pursuant to Section 3.01(b), the amount of any accrued and unpaid interest payable on the Redemption Date;

(3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued in the name of the Holder thereof;

(4) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and, if redemption is made pursuant to Section 3.01(b), any accrued and unpaid interest;

(5) that interest on Securities called for redemption and for which funds have been set apart for payment, ceases to accrue on and after the Redemption Date (unless the Company defaults in the payment of the Redemption Price or (a) if redemption is made pursuant to Section 3.01(a), the Additional Payment upon Provisional Redemption or (b) if redemption is made pursuant to Section 3.01(b), any accrued and unpaid interest);

(6) the aggregate principal amount of Securities (if less than all) that are being redeemed;

(7) the CUSIP number of the Securities (provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Securities and that reliance may be placed only on the other identification numbers printed on the Securities);

(8) the name and address of the Paying Agent;

(9) that Securities called for redemption may be converted at any time prior to the close of business on the last Trading Day immediately preceding the Redemption Date and if not converted prior to the close of business on such date, the right of conversion will be lost;

(10) that in the case of Securities or portions thereof called for redemption on a date that is also an Interest Payment Date or a Defaulted Interest payment date, the interest due on such date shall be paid to the Holder of such Security at the close of business on the relevant Regular Record Date or Special Record Date; and

(11) if redemption is made pursuant to Section 3.01(a), the amount of the Additional Payment upon Provisional Redemption and whether the Company will make payment of the Additional Payment upon Provisional Redemption in cash or in shares of Common Stock.

The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to any Holder designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any Security.

At the Company’s request, the Trustee shall give notice of redemption in the Company’s name and at the Company’s expense.

Section 3.05           Effect of Notice of Redemption.  Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price set forth in the Security.

Section 3.06           Deposit and Payment of Redemption Price.

Section 3.03(a) of the Base Indenture shall continue in full force and effect; provided, however, that Section 3.03(a) of the Base Indenture shall not apply to Securities or portions thereof called for redemption that are submitted for conversion pursuant to Article 4 of this Indenture prior to the applicable Redemption Date.

On or before 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money in immediately available funds sufficient to pay the Redemption Price of and accrued interest, if any, on all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

On and after the Redemption Date, unless the Company shall default in the payment of the Redemption Price or, in the case of redemption pursuant to Section 3.01(a), the Additional Payment upon Provisional Redemption or, in the case of redemption pursuant to Section 3.01(b), any accrued and unpaid interest, interest will cease to accrue on the principal amount of the Securities or portions thereof called for redemption and for which funds have been set apart for payment, and such Securities shall cease after the close of business on the Business Day immediately preceding the Redemption Date to be convertible into Common Stock and, except as provided in this Section 3.06, to be entitled to any benefit or security under the Indenture, and the Holders thereof shall have no right in respect of such Securities or portions thereof except the right to receive the Redemption Price thereof and, in the case of redemption pursuant to Section 3.01(a), the Additional Payment upon Provisional Redemption or, in the case of redemption pursuant to Section 3.01(b), accrued but unpaid interest to (but excluding) the Redemption Date. In the case of Securities or portions thereof redeemed on a Redemption Date which is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, the interest due on such date shall be paid to the Person in whose name the Security is registered at the close of business on the relevant Regular Record Date.  For the avoidance of doubt, the Company shall not be obligated to make duplicative payments in respect of such interest and, in the case of redemption pursuant to Section 3.01(a), accrued interest paid to the Holder of a Security on a Regular Record Date pursuant to the preceding sentence will be excluded in calculating the Additional Payment upon Provisional Redemption and, in the case of redemption pursuant to Section 3.01(b), interest paid to the Holder of a Security on a Regular Record Date pursuant to the preceding sentence shall not also be payable in respect of such redemption.

Section 3.07           Repurchase of Securities at Option of the Holder upon a Fundamental Change.

(a)  If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Repurchase Price, on the date specified by the Company that is 45 days after the date of the Fundamental Change Company Notice pursuant to Section 3.07(b) (the “Fundamental Change Repurchase Date”).

(b)  As promptly as practicable following the date on which the Company publicly announces a Fundamental Change, but in no event less than 20 days prior to the anticipated effective date of a Fundamental Change, the Company shall mail a written notice of the

Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(1) the events causing such Fundamental Change;

(2) the date (or expected date) of such Fundamental Change;

(3) the last date by which the Fundamental Change Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.07;

(4) the Fundamental Change Repurchase Date;

(5) the Fundamental Change Repurchase Price;

(6) the Holder’s right to require the Company to purchase the Securities;

(7) the name and address of each Paying Agent and Conversion Agent;

(8) the then-effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9) whether a Make-Whole Premium shall be payable by the Company upon conversion;

(10) the procedures that the Holder must follow to exercise rights under Article 4;

(11) the procedures that the Holder must follow to exercise rights under this Section 3.07;

(12) that, unless the Company fails to pay such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest, including Special Interest, if any, will cease to accrue on and after the Fundamental Change Repurchase Date, subject to Section 3.09 hereof; and

(13) the CUSIP number of the Securities.

At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the Company makes such request at least three (3) Business Days prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.07; provided, further, that the text of such Fundamental Change Company Notice shall be prepared by the Company. In connection with the delivery of the Fundamental Change Company Notice to the Holders, the Company shall disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News, or publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in The City of New York, or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise its right to cause the Company to repurchase such Holder’s Securities pursuant to this Section 3.07.

(c)  A Holder may exercise its rights specified in Section 3.07(a) upon delivery of a written notice (which shall be in substantially the form included in Exhibit A under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time prior to the close of business on the 30th day following the date of the Fundamental Change Company Notice, subject to extension to comply with applicable law.

(1) The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be repurchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased and, (C) that such Security shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this Indenture.

(2) The delivery of a Security for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(3) The Company shall only be obliged to purchase, pursuant to this Section 3.07, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice.

(5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(6) A Fundamental Change Repurchase Notice shall be irrevocable, except that the right of the Holder to convert the Securities that are the subject of the Fundamental Change Repurchase Notice shall continue until the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date.

(d)  The Company shall deposit cash, at the time and in the manner as provided in Section 3.09, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be purchased pursuant to this Section 3.07.

Section 3.08           Effect of Fundamental Change Repurchase Notice.

Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly, but no later than two Business Days, following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.07 have been satisfied), and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.07(c).

Section 3.09           Deposit of Fundamental Change Repurchase Price.

(a)  On or before 10:00 a.m. New York City time on the Business Day following the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 4.03 of the Base Indenture) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Repurchase Date) sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date.

(b)  If a Paying Agent holds on the Business Day following the Fundamental Change Repurchase Date, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately following the applicable Fundamental Change Repurchase Date, whether or not the Security is delivered to the Paying Agent, each such Security will cease to be outstanding, interest, including Special Interest, if any, shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Security as aforesaid).

(c)  If a Fundamental Change Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

Section 3.10           Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.09 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or

portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Paying Agent shall return any such excess cash to the Company.

Section 3.11           Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and, promptly after the Fundamental Change Repurchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.12           Compliance with Securities Laws upon Purchase of Securities.

In connection with any offer to purchase Securities under Section 3.07, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.07 through 3.10 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.13           Purchase of Securities in Open Market.

The Company shall surrender any Security repurchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be cancelled promptly in accordance with Section 2.08 of the Base Indenture. The Company may purchase Securities in the open market, by tender at any price or pursuant to private agreements.

Article 4
Conversion

Section 4.01           Conversion Privilege and Conversion Rate.

(a)  The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and expire at the close of business on the second Business Day immediately preceding the Final Maturity Date, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is submitted or presented for purchase or redemption pursuant to Article 3, such conversion right shall terminate at the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date or Redemption Date for such Security (unless the Company shall fail to make the Fundamental Change Repurchase Price or Redemption Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is purchased or redeemed).

(b)  Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(c)  A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(d)  The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(e) and Section 4.06.

(e)  If there shall have occurred a transaction described in clause (i) or (ii) of the definition of a Change in Control, the Company shall pay a “Make-Whole Premium” to the Holders of the Securities who convert their Securities during the period beginning 20 days before the anticipated Fundamental Change Effective Date until the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by increasing the Conversion Rate for such Securities. The number of additional shares of Common Stock per $1,000 principal amount of Securities constituting the Make-Whole Premium shall be determined by reference to the table (the “Make-Whole Table”) set forth below in this Section 4.01(e), based on the Fundamental Change Effective Date of such Fundamental Change and the Stock Price; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the Make-Whole Table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make-Whole Premium will be determined by a straight-line interpolation between the Make-Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the Male-Whole Table based on a 365-day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $180.00 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $36.17 per share, subject to adjustment as set forth herein, no Make-Whole Premium will be paid. If Holders of the Common Stock receive only cash in the transaction, the Stock Price shall be the cash amount paid per share of the Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Closing Price of the Common Stock over the 15 Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Fundamental Change Effective Date.

Make-Whole Premium Upon a Fundamental Change (Number of Additional Shares)

	Effective Date
Stock Price on Effective Date	September 28, 2010	October 1, 2011	October 1, 2012	October 1, 2013	October 1, 2014	October 1, 2015
$36.17	7.1678	7.1678	7.1678	7.1678	7.1678	7.1678
$40.00	5.5972	5.2650	4.8010	4.5206	4.5206	4.5206
$45.00	4.1374	3.6841	3.0411	1.7428	1.7428	1.7428
$48.83	3.3316	2.8316	2.1407	0.0000	0.0000	0.0000
$60.00	1.9064	1.3715	0.7815	0.0000	0.0000	0.0000
$70.00	1.3264	0.8946	0.4424	0.0000	0.0000	0.0000
$80.00	1.0759	0.7263	0.3583	0.0000	0.0000	0.0000
$100.00	0.7836	0.5411	0.2700	0.0000	0.0000	0.0000
$140.00	0.5050	0.3561	0.1776	0.0000	0.0000	0.0000
$180.00	0.3581	0.2561	0.1264	0.0000	0.0000	0.0000

The Stock Prices set forth in the first column of the Make-Whole Table will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted other than an adjustment pursuant to the Make-Whole Premium pursuant to this Section 4.01(e). The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the Make-Whole Table will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.06 hereof.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 27.6472 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (7) of Section 4.06(a) hereof.

The Make-Whole Premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to Holders of the Securities upon the conversion of a Security (including any Additional Payment upon Provisional Redemption, if applicable).

(f)  By delivering the number of shares of Common Stock issuable on conversion to the Trustee plus a cash payment for a fractional share, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest, including Special Interest, if any, attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed cancelled, extinguished and forfeited).

Additional shares of Common Stock constituting the Make-Whole Premium will be delivered to the converting Holder upon the later of (i) the settlement of conversion pursuant to Section 4.02 and (ii) the Fundamental Change Effective Date.

(g)  A conversion of the Securities by a Holder will be deemed for purposes of Section 4.01(e) to be “in connection with” certain Fundamental Change transactions if the conversion notice is received by the Conversion Agent on or subsequent to the date 20 calendar days prior to the date announced by the Company as the anticipated Fundamental Change Effective Date of the related Fundamental Change but before the close of business on the Business Day immediately preceding the related Fundamental Repurchase Date. The Company will notify Holders of Securities of the anticipated Fundamental Change Date as promptly as practicable following the date the Company publicly announces such Fundamental Change, but in no event less than 20 days prior to such date.

Section 4.02           Conversion Procedure.

(a)  To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, which shall become irrevocable upon receipt by the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Security Registrar or the Conversion Agent, (4) pay an amount equal to the interest, including Special Interest, if any, as required by Section 4.02(c), and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company will deliver the shares of Common Stock, without service charge, as promptly as practicable after the Conversion Date, but in no event later than third Business Days after the Conversion Date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with clauses (3), (4) and (5) of this Section 4.02(a) and the Applicable Procedures as in effect from time to time.

(b)  The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided, further, that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.

(c)  Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest and Special Interest, if any, payable on the principal amount of such Securities being surrendered for conversion on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, such Securities shall also be accompanied by payment in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest, including Special Interest, if any, payable on such corresponding Interest Payment Date (but excluding any overdue interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion). Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) with respect to which the Company has specified a Fundamental Change Repurchase Date or a Redemption Date, in either case, that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, or (b) after the last Regular Record Date prior to the Final Maturity Date, in either case, need not pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest, including Special Interest, if any, on a converted Security.

(d)  Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Securities so converted.

(e)  In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 4.03           Fractional Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. In lieu of any fractional share of Common Stock which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the date of conversion.

Section 4.04           Taxes on Conversion.

Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 4.05           Company to Provide Common Stock.

(a)  The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(b)  All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c)  The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.

(d)  The Company will use its best efforts to ensure that the shares of Common Stock to be issued upon conversion of the Securities will be registered under the Securities Act of 1933, as amended. In the event that despite the Company’s best efforts it is unable to deliver shares that have been so registered, upon conversion of the Securities, the Company may deliver shares of Common Stock that have not been registered.

Section 4.06           Adjustment of Conversion Rate.

(a)  The Conversion Rate shall be adjusted from time to time by the Company, without duplication, as follows:

(1) If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect as if such dividend or distribution had not been declared.

(2) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(3) If the Company shall issue any rights or warrants (other than rights or warrants referred to in Section 4.06(a)(4)) to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a Conversion Price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (8) of this Section 4.06(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible or exchangeable securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion or exchange of such convertible or exchangeable securities by the conversion price per share of Common Stock pursuant to the terms of such convertible or exchangeable securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into or exchangeable for Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(4) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company (other than any dividends or distributions to which Section 4.06(a)(1) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (x) any rights or warrants referred to in Section 4.06(a)(3), (y) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease to which Section 4.10 hereof applies, and (z) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (x), (y) and (z) hereinafter in this Section 4.06(a)(4) called the “securities”), then, in each such case, subject to the third succeeding paragraph of this Section 4.06(a)(4), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date (as defined in Section 4.06(a)(8)(C)) with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price (determined as provided in Section 4.06(a)(8)) on such date, and the denominator of which shall be such Current Market Price on such date less the fair market value (as determined by the Board of Directors (except as set forth in this Section), whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the shares of capital stock, evidences of indebtedness, cash or other assets, including securities, so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the record date).

Such increase shall become effective immediately prior to the opening of business on the day following the record date, or in the case of a Spin-off (as set forth in this Section), immediately prior to the opening of business on the day following the last Trading Day of the Measurement Period. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of shares of capital stock, evidences of indebtedness, cash or other assets, including securities, such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect as if such dividend or distribution had not been declared.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.06(a)(4) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 4.06(a)(8) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

In the event the Company distributes shares of capital stock of a Subsidiary or other business unit of the Company, the Conversion Rate will be adjusted, if at all, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date (as defined in Section 4.06(a)(8)) with respect to such distribution by a fraction, (i) the numerator of which shall be the Current Market Price (determined as set forth in this Section) on such date plus the fair market value on such date of the portion of the shares of capital stock of such Subsidiary or other business unit of the Company so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the record date), and (ii) the denominator of which shall be such Current Market Price on such date (determined as set forth in this Section).

In respect of a dividend or other distribution of shares of capital stock of a class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are or when issued will be traded or quoted on any national securities exchange or other market (a “Spin-off”), the fair market value of the securities to be distributed shall equal the average of the daily Closing Price of such securities for the 10 consecutive Trading Days commencing on and including the fifth Trading Day of such securities after the effectiveness of the Spin-off (the “Measurement Period”) and the Current Market Price shall be calculated over the same Measurement Period; provided, however, that in the event that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, the fair market value of the securities distributed in the Spin-off shall be the initial public offering price of such securities and the market price per share of the Common Stock shall mean the Closing Price for the Common Stock on the same Trading Day.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i) are deemed to be transferred with such shares of Common Stock,

(ii) are not exercisable, and

(iii) are also issued in respect of future issuances of Common Stock shall be deemed not to have been distributed for purposes of this Section 4.06(a)(4) (and no adjustment to the Conversion Rate under this Section 4.06(a)(4) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 4.06(a)(4):

(A) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

(B) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 4.06(a)(4) and Sections 4.06(a)(1), 4.06(a)(2) and 4.06(a)(3), any dividend or distribution to which this Section 4.06(a)(4) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 4.06(a)(2) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.06(a)(3) applies (or any combination thereof), shall be deemed instead to be:

(A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 4.06(a)(1), 4.06(a)2 and 4.06(a)(3) apply, respectively (and any Conversion Rate increase required by this Section 4.06(a)(4) with respect to such dividend or distribution shall then be made); immediately followed by

(B) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 4.06(a)(1), 4.06(a)(2) and 4.06(a)(3) with respect to such dividend or distribution shall then be made); except:

(i) the record date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “record date fixed for such determination” and “record date” within the meaning of Section 4.06(a)(1), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 4.06(a)(2), and (z) “the record date fixed for the determination of stockholders entitled to receive such rights or warrants,” such “record date,” “the record date fixed for the determination of stockholders entitled to receive such rights or warrants” and “such date fixed for the determination of stockholders entitled to receive such rights or warrants” within the meaning of Section 4.06(a)(3); and

(ii) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the record date fixed for such determination” within the meaning of Section 4.06(a)(1) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(5) To the extent the Company has a Rights Plan in effect upon conversion of the Securities pursuant to this Article 4: (i) if such Rights have not separated from the Common Stock prior to the conversion of the Securities, each share of Common Stock issued upon conversion of the Securities pursuant to this Article 4 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any Rights Plan; or (ii) if such Rights have separated from the Common Stock prior to the conversion of the Securities, the Conversion Rate will be adjusted as though the Rights were being distributed to all holders of Common Stock on the date of such separation. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis.

(6) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease to which Section 4.10 hereof applies or as part of a distribution referred to in Section 4.06(a)(4) hereof), then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction:

(i)                         the numerator of which shall be equal to the Current Market Price on the record date, and

(ii)                      the denominator of which shall be equal to the Current Market Price on such date less an amount equal to the quotient of (x) the sum of the aggregate amount of cash so distributed, and (y) the number of shares of Common Stock outstanding on the record date.

In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect as if such dividend or distribution had not been declared.

(7) In case a tender or exchange offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock in such offer exceeds Closing Price per share of Common Stock on the day after the date of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(i)                         the numerator of which shall be the sum of (x) the fair market value (determined as set forth in Section 4.06(a)(8)) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii)                      the denominator shall be (x) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by (y) the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect as if such tender or exchange offer had not been made. If the application of this Section 4.06(a)(7) to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 4.06(a)(7).

(8) For purposes of this Section 4.06(a), the following terms shall have the meanings indicated:

(A) “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for the 10 consecutive Trading Days immediately prior to the date in question; provided, however, that if:

(i) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a)(1), (2), (3), (4), (6) or (7) occurs during such 10 consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(ii) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a)(1), (2), (3), (4), (6) or (7) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(iii) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.06(a)(4) or (7), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 4.06(a)(7), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.06(a)(1), (2), (3), (4), (6) or (7) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(x) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(y) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(z) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.06(a), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.07(a) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(B) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(C) For purposes of this Section 4.06, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(b)  In any case in which this Section 4.06 shall require that an adjustment be made following a record date or Expiration Time, as the case may be, established for the purposes specified in this Section 4.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.08) issuing to the Holder of any Security converted after such record date or Expiration Time the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Expiration Time therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date or Expiration Time had not occurred.

(c)  If one or more events occur requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.06, during such period.

Section 4.07                                No Adjustment.

(a)  No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.06 (to the same extent as if the Securities had been converted into Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

(b)  No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.07(b) shall be carried forward and taken into account in any subsequent adjustment; provided, further, that any carry forward amount shall be paid to a Holder of Securities upon conversion of such Securities, regardless of the 1% threshold. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c)  No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

(d)  To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

(e)  No adjustment in the Conversion Rate shall be required with respect to accrued and unpaid interest, including Special Interest, on the Securities.

Section 4.08                                Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.09                                Notice of Certain Transactions.

In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.09.

Section 4.10                                Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following events occur:

(i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

(ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock;

(iii) any sale, conveyance or lease of the properties and assets of the Company as, or substantially as, an entirety to any other corporation; or

(iv) any statutory share exchange,

in each case, as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease. In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such business combination, the Securities will be convertible into the weighted average of the kind and amount of consideration received by the holders of the Common Stock that affirmatively make such an election. The Company may not become a party to any such transaction unless its terms are consistent with the preceding. None of the foregoing provisions shall affect the right of a Holder of Securities to convert its Securities into shares of the Common Stock prior to the effective date of the business combination.

Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.10, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) that a holder of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive after any such transaction, and any adjustment to be made with respect thereto. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The provisions of this Section shall similarly apply to successive recapitalizations, reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 4.10 applies to any event or occurrence, Section 4.06(a) hereof shall not apply.

Section 4.11                                Trustee’s Disclaimer.

(a)  The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.08. Unless and until the Trustee receives such Officers’ Certificate delivered pursuant to Section 4.08, the Trustee may assume without inquiry that no such adjustment has been made and the last Conversion Rate of which the Trustee has knowledge remains in effect. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

(b)  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.10, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.10 hereof and Section 9.01 of the Base Indenture, respectively.

Section 4.12                                Voluntary Increase.

The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the best interests of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock, or rights to acquire stock, or similar event, and the Company provides 15 days’ prior written notice of any increase in the Conversion Rate to the Trustee and the Holders; provided, however, that in no event may the Company increase the Conversion Rate such that it causes the Conversion Price to be less than the par value of a share of Common Stock.

Article 5
Subordination

Section 5.01                                Securities Subordinated to Senior Debt.

The Company covenants and agrees, and each Holder of Securities, by such Holder’s acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest, including Special Interest, if any, on each and all of the Securities is hereby expressly subordinated and junior, to the extent and in the manner set forth in this Section 5.01, in right of payment to the prior payment in full of all Senior Debt; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest, including Special Interest, if any, on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt.

(a)  In the event of any payment or distribution of assets of the Company upon any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, before the

Holders of any of the Securities are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or premium, if any, or interest, including Special Interest, if any, on the Securities.

(b)  In the event of any acceleration of Maturity of the Securities because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest, including Special Interest, if any, on the Securities or to acquire any of the Securities (including any conversion, redemption or cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right or otherwise), and the Company shall give prompt written notice of such acceleration to such holders of Senior Debt.

(c)  In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, rent or other payment obligations in respect of, any Senior Debt, unless all such payments due in respect of such Senior Debt have been paid in full in cash or other payments satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest, including Special Interest, if any, on the Securities or to acquire any of the Securities (including any conversion, redemption, or cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right). The Company shall give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

(d)  In the event that, notwithstanding the foregoing provisions of Sections 5.01(a), 5.01(b) and 5.01(c), any payment on account of principal, premium, if any, or interest, including Special Interest, if any, on the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

(1) after the occurrence of an event specified in Section 5.01(a) or 5.01(b), then, unless all Senior Debt is paid in full in cash, or provision shall be made therefor; or

(2) after the happening of an event of default of the type specified in Section 5.01(c), then, unless the amount of such Senior Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, such payment (subject, in each case, to the provisions of Section 5.07 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Debt or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Debt may have been issued, as their interests may appear.

Section 5.02                                Subrogation.

Subject to the payment in full of all Senior Debt to which the Indebtedness evidenced by the Securities is in the circumstances subordinated as provided in Section 5.01 hereof, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Securities, no such payment or distribution made to the holders of Senior Debt by virtue of this Article 5 which otherwise would have been made to the holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Debt; provided, however, that the provisions of this Article 5 are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

Section 5.03                                Obligation of the Company Is Absolute and Unconditional.

Nothing contained in this Article 5 or elsewhere in the Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, and interest, including Special Interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything contained herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article 5 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 5.04                                Maturity of or Default on Senior Debt.

Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest, including Special Interest, if any, is made upon the Securities.

Section 5.05                                Payments on Securities Permitted.

Except as expressly provided in this Article 5, nothing contained in this Article 5 shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest, including Special Interest, if any, on the Securities in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest, including Special Interest, if any, on the Securities.

Section 5.06                                Effectuation of Subordination by Trustee.

Each Holder of Securities, by such Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 5 and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes. Upon any payment or distribution of assets of the

Company referred to in this Article 5, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding-up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article 5, and, if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

Section 5.07                                Knowledge of Trustee.

Notwithstanding the provisions of this Article 5 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and Paying Agent may continue to make payments on the Securities, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by the Indenture shall have received written notice thereof from the Company expressly directing the Trustee that such payment cannot be made and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 5.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 5.08                                Trustee’s Relation to Senior Debt.

The Trustee shall be entitled to all the rights set forth in this Article 5 with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing contained in this Article 5 shall apply to claims of or payments to the Trustee under or pursuant to Section 7.06 of the Base Indenture. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 5 (which covenant and obligation is limited solely to withhold payment to the Holders if the Trustee has actually received the written notice from the Company described in Section 5.07 to the effect that a payment should not be made to the Holders), and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any duties (including, without limitation, any fiduciary duty) to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article 5 or otherwise.

Section 5.09                                Rights of Holders of Senior Debt Not Impaired.

No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 5.10                                Modification of Terms of Senior Debt.

Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including, without limitation, the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article 5 or of the Securities relating to the subordination thereof.

Section 5.11                                Certain Conversions Not Deemed Payment.

For the purposes of this Article 5 only:

(a) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 hereof shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest, including Special Interest, if any, on Securities or on account of the purchase or other acquisition of Securities; and

(b) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.03 hereof), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal, premium, if any, or interest, including Special Interest, if any, of such Security. For the purposes of this Section 5.11, the term “junior securities” means:

(1)          shares of any Company Common Stock; or

(2)          other securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 5. Nothing contained in this Article 5 or elsewhere in the Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4 hereof.

Section 5.12                                No Layering of Debt.  The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Securities.

Article 6
Covenants

Section 6.01                                Payment of Securities.

(a)  The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest, including Special Interest, if any, shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company, sufficient to make the payment. Subject to Section 4.02 and Section 3.10, accrued and unpaid interest, including Special Interest, if any, on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, Redemption Price, Fundamental Change Repurchase Price, interest and Special Interest, in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Fundamental Change Repurchase Price, on the Business Day following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest, including Special Interest, if any, at the annual rate borne by the Securities compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b)  Payment of the principal of and interest, including Special Interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose, which shall initially be at the Drop Agent’s Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, interest and Special Interest, in respect of any Certificated Security by check or wire transfer payable in such money; provided, further, that at the option of the Company payment of interest and Special Interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the register of the Securities; provided, further, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as the Securities are registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 6.02                                Corporate Existence.

Subject to Article 10 of the Base Indenture, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 6.03                                Maintenance of Properties.

The Company will maintain and keep its properties and every part thereof in such repair, working order and condition, and make or cause to be made all such needful and proper repairs, renewals and replacements thereof, as in the judgment of the Company are necessary in the interests of the Company; provided, however, that nothing contained in this Section shall prevent the Company from selling, abandoning or otherwise disposing of any of its properties or discontinuing a part of its business from time to time if, in the judgment of the Company, such sale, abandonment, disposition or discontinuance is advisable and does not materially adversely affect the interests or business of the Company.

Section 6.04                                Payment of Taxes and Other Claims.

The Company will, and will cause any Significant Subsidiary to, promptly pay and discharge or cause to be paid and discharged all material taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of its property, real or personal, or upon any part thereof, as well as all material claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Significant Subsidiary, as the case may be, shall have set aside on its books reserves deemed by it adequate with respect thereto.

Section 6.05                                Reports.

This Section 6.05 hereby replaces and supersedes, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, Section 5.03(a) of the Base Indenture.

The Company shall timely file all reports and other information and documents which it is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, and, within 15 days after it is required to file them with the SEC, the Company shall file copies of all such reports, information and other documents with the Trustee; provided that any such reports, information and documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (or EDGAR) system shall be deemed to be filed with the Trustee. The Company shall inform the Trustee by electronic mail or other written means that it has filed with the SEC an annual report on Form 10-K or quarterly report on Form 10-Q. The Company also shall at all times comply with the provisions of Section 314(a) of the TIA. In the event the

Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall, if required to do so under rules and regulations prescribed by the SEC, provide the trustee with such reports containing such information as would have been required to be filed with the SEC had we continued to have been subject to such reporting requirements, as may be prescribed in such rules and regulations. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.06                                Compliance Certificate.

This Section 6.06 hereby replaces and supersedes, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, Section 13.06(c) of the Base Indenture.

The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers’ Certificate stating whether or not to the knowledge of the signer thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in Default, specifying all such Defaults and the nature and the status thereof of which the signer may have knowledge. Within five Business Days of an Officer of the Company coming to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officers’ Certificate to the Trustee specifying such Default and the nature and status thereof.

Article 7
Consolidation; Merger; Conveyance; Transfer or Lease

This Article 7 hereby replaces and supersedes in its entirety, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, Article 10 of the Base Indenture.

Section 7.01                                Company May Consolidate, Etc., Only on Certain Terms.

(a)  The Company may not, without the consent of the Holders, consolidate with, merge into or convey, transfer or lease all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to another Person unless:

(1) either (A) the Company shall be the resulting or surviving corporation, or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by transfer or lease all or substantially all of the properties and assets of the Company, shall (i) be a corporation incorporated and existing under the laws of the United States of America or any State thereof or the District of Columbia, and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities, this Indenture and the performance or observance of every covenant and provision of this Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(3) if, as a result of such transaction, the Securities became convertible into Common Stock or other securities issued by a third party, such third party agrees to deliver such common stock or other securities upon conversion under the Securities and the Indenture; and

(4) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article 7 and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article 7, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b)  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 7.02                                Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities.

Article 8
Default and Remedies

This Article 8 hereby replaces and supersedes in its entirety, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, Article 6 of the Base Indenture.

Section 8.01                                Events of Default.

An “Event of Default” shall occur when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 5 hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)  the Company shall fail to pay when due the principal, Redemption Price or any Fundamental Change Repurchase Price of any Security, including any Additional Payment upon Provisional Redemption or Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon redemption, repurchase, acceleration or otherwise whether or not such payment is prohibited by Article 5 hereof; or

(b)  the Company shall fail to pay an installment of interest, including Special Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due whether or not such payment is prohibited by Article 5 hereof; or

(c)  the Company shall fail to deliver when due all shares of Common Stock, together with cash in lieu of fractional shares deliverable upon conversion of the Securities, which failure continues for 10 days; or

(d)  the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(e)  (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $5,000,000, or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $5,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii), for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(f)  the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.07; or

(g)  a court having jurisdiction enters (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law, or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appoints a Receiver of the Company or of any substantial part of its property, or orders the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h)  the Company pursuant to or within the meaning of any Bankruptcy Law:

(1) commences as a debtor a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(3) consents to the appointment of a Receiver of it or for all or substantially all of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(6) consents to the filing of such a petition or the appointment of or taking possession by a Receiver;

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Section 8.02                                Acceleration of Maturity; Rescission and Annulment.

If an Event of Default with respect to outstanding Securities (other than an Event of Default specified in Section 8.01(g) or 8.01(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Securities plus any accrued and unpaid interest, including Special Interest, if any, to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 8.01(g) or 8.01(h) hereof occurs, all unpaid principal of and accrued and unpaid interest, including Special Interest, if any, on the outstanding Securities shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

Notwithstanding the foregoing or anything to the contrary set forth in this Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 5.03 of the Base Indenture (as amended by Section 6.05 hereof), and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 1.0% of the principal amount of the Securities (“Special Interest”). The

Special Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations set forth in Section 5.03 of the Base Indenture first occurs to but not including the 180th day thereafter (or such earlier date on which the Event of Default shall have been cured or waived).  On such 180th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), such Special Interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 180th day, the Securities will be subject to acceleration as provided in this Section 8.02.  In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided in this Section 8.02.  If the Company elects to pay Special Interest as the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in Section 5.03 of the Base Indenture (as amended by Section 6.05 hereof) or for any failure to comply with the requirements of Section 314(a)(1) of the TIA, the Company will notify all Holders, the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs.

The Holders of a majority in aggregate principal amount of the then-outstanding Securities by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of principal of or interest, including Special Interest, if any, on the Securities which has become due solely because of the acceleration, have been remedied, cured or waived; and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 8.01(e) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 8.01(e) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 8.03                                Other Remedies.

If an Event of Default with respect to outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest, including Special Interest, if any, on the Securities or to enforce the performance of any provision of the Securities.

Section 8.04                                Waiver of Past Defaults.

The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the then-outstanding Securities, or (b) by the adoption of a resolution, at a meeting of Holders of the then-outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the outstanding

Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default, except a Default or Event of Default:

(1) in the payment of the principal of or premium, if any, or interest, including Special Interest, if any, on any Security (provided, however, that subject to Section 8.07 hereof, the Holders of a majority in aggregate principal amount of the then-outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration);

(2) in respect of the right to convert any Security in accordance with Article 4; or

(3) in respect of a covenant or provision hereof which, under Section 10.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05                                Control by Majority.

The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Securities then outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Securities then outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Securities represented at such meeting, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

(a)  conflicts with any law or with this Indenture;

(b)  the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein; or

(c)  in the Trustee’s reasonable judgment may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.06                                Limitation on Suit.

No Holder of any Security shall have any right to pursue any remedy with respect to this Indenture or the Securities (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(a)  such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(b)  the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made written request to the Trustee to pursue the remedy;

(c)  such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

(d)  the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(e)  during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Securities then outstanding (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture).

Section 8.07                                Unconditional Rights of Holders to Receive Payment and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal amount, Redemption Price, Fundamental Change Repurchase Price, interest, including Special Interest, if any, or Make-Whole Premium, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this Indenture, and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, and shall not be impaired or affected without the consent of such Holder.

Section 8.08                                Collection of Indebtedness and Suits for Enforcement by the Trustee.

The Company covenants that if:

(a)  a Default or Event of Default occurs in the payment of any interest, including Special Interest, on any Security when such interest becomes due and payable and such Default or Event of Default continues for a period of 30 days; or

(b)  a Default or Event of Default occurs in the payment of the principal of or premium, if any, on any Security at the Maturity thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 8.02 hereof) on such Securities for principal and premium, if any, and interest, including Special Interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, including Special Interest, in each case at the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 8.09                                Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest, including Special Interest, if any) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal and premium, if any, and interest, including Special Interest, if any, owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and of the Holders of Securities allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.06 of the Base Indenture.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Security, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 8.10                                Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 8.11           Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.07 of the Base Indenture, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.12           Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article 8 or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

Section 8.13           Application of Money Collected.

Subject to Article 5, any money and property collected by the Trustee pursuant to this Article 8 shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal or premium, if any, or interest, including Special Interest, if any, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee;

SECOND: To the payment of all Senior Debt of the Company if and to the extent required by Article 5;

THIRD: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest, including Special Interest, if any, on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, including Special Interest, if any, respectively; and

FOURTH: Any remaining amounts shall be repaid to the Company in accordance with the provisions of Article 11.

Section 8.14           Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then outstanding, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or premium, if any, or interest, including Special Interest, if any, on any Security on or after the Stated Maturity expressed in such Security (or, in the case of exercise of a repurchase right in connection with a Fundamental Change, on or after the Fundamental Change Repurchase Date) or for the enforcement of the right to convert any Security in accordance with Article 4.

Section 8.15           Waiver of Stay or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article 9
The Trustee

Section 9.01           Certain Duties and Responsibilities.

(a) Whether or not herein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 9.01 and Section 7.01 of the Base Indenture.

(b) The Trustee shall not be deemed to have notice or actual knowledge of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact a Default is received by the Trustee pursuant to Section 13.02 hereof, and such notice references the Securities and this Indenture.

(c) The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Paying Agent, authenticating agent, Conversion Agent or Registrar acting hereunder.

Section 9.02           Certain Rights of Trustee.

Subject to the provisions of Section 7.01 of the Base Indenture and subject to Sections 315(a) through (d) of the TIA:

(a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person.  The Trustee need not investigate any fact or matter stated in the document.

(b) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

(c) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty unless so specified herein.

Article 10
Amendments; Supplements and Waivers

Section 10.01         Without Consent of Holders.

This Section 10.01 hereby replaces and supersedes, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, Section 9.01 of the Base Indenture.

The Company and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder of a Security for any of the following purposes:

(a)  add to the covenants of the Company for the benefit of the Holders of Securities;

(b)  surrender any right or power herein conferred upon the Company;

(c)  make provision with respect to the conversion rights of Holders of Securities pursuant to Section 4.10 hereof;

(d)  provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 10 of the Base Indenture;

(e)  increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such increase) in any material respect;

(f)  comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g)  cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders of Securities in any material respect; and provided, further, that no modification or amendment made to conform this Indenture or the Securities to the section of the Final Prospectus entitled “Description of the Notes” shall be deemed to adversely affect the interests of the Holders of the Securities;

(h)  add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, however; that such action pursuant to this clause (h) does not adversely affect the interests of the Holders of Securities in any material respect;

(i) to comply with Article 10 of the Base Indenture;

(j) to provide for uncertificated Securities in addition to or in place of Certificated Securities;

(k) to provide for the issuance of and establish the form and terms and conditions of additional series of Securities;

(l) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee; or

(m) to provide for the addition of a guaranty of the Securities by any other entity.

Section 10.02         With Consent of Holders.

This Section 10.02 hereby replaces and supersedes, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, Section 9.02 of the Base Indenture.

Except as provided in this Section 10.02, this Indenture or the Securities may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of this Indenture or the Securities may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the then-outstanding Securities, or (ii) by the adoption of a resolution, at a meeting of Holders of the Securities then outstanding at which a quorum is present, by the Holders of a majority in aggregate principal amount of the then-outstanding Securities represented at such meeting.

Without the written consent or the affirmative vote of each Holder of Securities affected, an amendment or waiver under this Section 10.02 may not:

(a)  change the Stated Maturity of the principal of, or any installment of interest, including Special Interest, on, any Security;

(b)  impair the right of any Holder to receive payment of principal, premium, if any, the Fundamental Change Repurchase Price, the Redemption Price or interest, in respect of the Securities held by that Holder on or after the respective due dates;

(c)  reduce the interest rate or interest, including Special Interest, on any Security;

(d)  change the currency of payment of principal of, premium, if any, or interest, including Special Interest, on any Security;

(e)  impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Security;

(f)  modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 2.04 hereof;

(g)  except as permitted by Section 4.10 hereof, adversely affect the right to convert any Security as provided in Article 4 hereof;

(h)  adversely affect the right of Holders to require the Company to repurchase the Securities in the event of a Fundamental Change;

(i)  modify the subordination provisions of the Securities in a manner adverse to the Holders of Securities;

(j)  modify any of the provisions of this Section, Section 8.04 or Section 8.11, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

(k)  reduce the requirements of Section 12.04 hereof for quorum or voting, or reduce the percentage in aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such amendment or the consent of whose Holders is required for any waiver provided for in this Indenture.

It shall not be necessary for any act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03         Revocation and Effect of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.

Any amendment or waiver once effective shall bind every Holder of each Series affected by such amendment or waiver unless it is of the type described in any of clauses (a) through (k) of Section 10.02. In that case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action set forth in this Section or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

Article 11
Satisfaction and Discharge

Section 11.01         Satisfaction and Discharge of Indenture.

This Section 11.01 hereby replaces and supersedes, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, Sections 11.01 and 11.02 of the Base Indenture.

If at any time:  (a) the Company shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.07 of the Base Indenture); or (b) all such Securities not theretofore delivered to the Trustee for cancellation shall have become due and payable or been submitted for conversion pursuant to Article 4, and the Company shall deposit or cause to be deposited with the Trustee as trust funds the entire amount in cash, or, in the case of conversions, Common Stock, sufficient (after giving effect to the provisions of Article 5) to pay all amounts due and payable to the Holders of all Securities not theretofore delivered to the Trustee for cancellation, including principal (and premium, if any) and interest, including Special Interest, if any, as the case may be, and if the Company shall also pay or cause to be paid all other sums payable hereunder with respect to the Securities by the Company, then this Indenture shall thereupon cease to be of further effect with respect to the Securities except for Sections 7.06 and 11.05 of the Base Indenture, that shall survive to such date and thereafter, and the Trustee, on demand of the Company and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture.

Section 11.02         Deposited Cash to be Held in Trust.

Subject to Section 11.05 of the Base Indenture and Article 5 hereof, all cash (or in the case of conversions, Common Stock) deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 5 hereof, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment, redemption, conversion or repurchase of which such cash (or in the case of conversions, Common Stock) has been deposited with the Trustee, of all sums due thereon for principal, premium, if any and interest, including Special Interest, if any.

Article 12
Meeting of Holders of Securities

Section 12.01         Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article 12 to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

Notwithstanding anything contained in this Article 12, the Trustee may, during the pendency of a Default or an Event of Default, call a meeting of Holders of Securities in accordance with its standard practices.

Section 12.02         Call Notice and Place of Meetings.

The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 12.01 hereof, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and the percentage of the principal amount of the then-outstanding Securities which shall constitute a quorum at such meeting, shall be given, in the manner provided in the Indenture hereof, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 12.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in the first paragraph of this Section.

Section 12.03         Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more outstanding Securities, or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 12.04         Quorum; Action.

The Persons entitled to vote a majority in principal amount of the then-outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 12.02 hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the third paragraph of Section 9.02 hereof and Section 7.02 of the Base Indenture) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Securities then outstanding represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

Section 12.05         Determination of Voting Rights; Conduct and Adjournment of Meetings.

Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 12.02 hereof, in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Securities represented at the meeting.

At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

Any meeting of Holders of Securities duly called pursuant to Section 12.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the then-outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 12.06       Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 12.02 hereof and, if applicable, Section 12.04 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Article 13
Miscellaneous

Section 13.01       Notices.

This Section 13.01 hereby replaces and supersedes, solely with respect to the 3.35% Convertible Senior Subordinated Notes due 2015, Section 13.03 of the Base Indenture.

Any notice or communication to the Company or the Trustee is duly given if in writing and delivered in person or mailed by first-class mail to the address set forth below:

if to the Company:

Vertex Pharmaceuticals Incorporated

130 Waverly Street

Cambridge, MA  02139

Attention:  General Counsel

with a copy to:

Mintz, Levin, Cohn, Ferris, Glovsky

and Popeo, P.C.

One Financial Center

Boston, MA  02111

Attention:  Michael L. Fantozzi, Esq.

if to the Trustee:

U.S. Bank National Association

Corporate Trust Department

One Federal Street, Boston, MA 02110

Attention: Karen R. Beard

The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be mailed by first-class mail to his address shown on the Register kept by the Security Registrar.  Failure to mail a notice or communication to a Holder or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed or sent in the manner provided in this Section within the time prescribed, it is duly given as of the date it is mailed, whether or not the addressee receives it, except that notice to the Trustee shall only be effective upon receipt thereof by the Trustee.

If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee at the same time.

Section 13.02       Acts of Holders of Securities.

(a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by:

(1)                                 one or more instruments of substantially similar tenor signed by such Holders in person or by agent or proxy duly appointed in writing;

(2)                                 the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article 11; or

(3)                                 a combination of such instruments and any such record.

Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments and record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments and so voting at such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01 of the Base Indenture) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 12.06 hereof.

(b)  The fact and date of the execution by any Person of any such instrument or writing may be provided in any manner which the Trustee reasonably deems sufficient.

(c)  The principal amount and serial numbers of Securities held by any Person, and the date of such Person holding the same, shall be proved by the Register.

(d)  Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holders of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

Section 13.03       Certificate and Opinion as to Conditions Precedent.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows, or in the exercise of reasonable care should know, that the Opinion of Counsel with respect to the matters upon which such certificate or opinion is based is erroneous.  Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 13.04       Governing Law.

THIS SUPPLEMENTAL INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 13.05       Counterparts.

This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 13.06       Legal Holidays.

In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert such Security shall not be a Business Day at any Place of Payment or place of conversion, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, or conversion of the Securities, need not be made at such place of payment or place of conversion on such day, but may be made on the next succeeding Business Day at such place of payment or place of conversion with the same force and effect as if made on the Interest Payment Date or redemption date or at the Stated Maturity or on such last day for conversion, provided, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 13.07       Calculations in Respect of Securities.

Except as explicitly stated herein, the Company will be responsible for making all calculations required pursuant to this Indenture, including, without limitation, calculations with respect to determinations of the Conversion Price and Conversion Rate. The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be binding on the Holders. The Company shall provide a written schedule of such calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request.

Section 13.08       No Security Interest Created.

Nothing in this Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the day and year first above written.

VERTEX PHARMACEUTICALS INCORPORATED

By:	/s/ Ian F. Smith
Name: Ian F. Smith
Title: Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

EXHIBIT A
FORM OF SECURITY

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.(1)

(1)           This paragraph should be included only if the Security is a Global Security.

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VERTEX PHARMACEUTICALS INCORPORATED

3.35% Convertible Senior Subordinated Notes due 2015

CUSIP NO. 92532F AN0

No.	$

VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation (the “Company”, which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or its registered assigns, the principal sum of   U.S. Dollars ($) on October 1, 2015.

Interest Payment Dates:  April 1 and October 1, commencing April 1, 2011.

Regular Record Dates:  March 15 and September 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Company has caused this Security to be duly executed manually or by facsimile by its duly authorized officers.

Dated:

VERTEX PHARMACEUTICALS INCORPORATED

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the 3.35% Convertible Senior Subordinated Notes due 2015 described in the within-named Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

Dated:

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[FORM OF REVERSE SIDE OF SECURITY]

VERTEX PHARMACEUTICALS INCORPORATED

3.35% Convertible Senior Subordinated Notes due 2015

1.                                      INTEREST

The Company promises to pay interest on the principal amount of this Security at the rate of 3.35% per annum. The Company shall pay interest semi-annually in arrears on April 1 and October 1 of each year (each, an “Interest Payment Date”), commencing on April 1, 2011. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from April 1, 2011. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

If the Company redeems this Security pursuant to Section 5 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest, including Special Interest, if any, accrued and unpaid hereon to, but not including, the applicable Redemption Date, will be paid to the Holder in whose name the Securities are registered as of the close of business on the Regular Record Date immediately preceding the applicable Redemption Date.

If the Holder elects to require the Company to repurchase this Security pursuant to Section 6 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest, including Special Interest, if any, accrued and unpaid hereon to, but not including, the applicable Fundamental Change Repurchase Date, will be paid to the Holder in whose name the Securities are registered as of the close of business on the Regular Record Date immediately preceding the applicable Fundamental Change Repurchase Date.

A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest, including Special Interest, if any, on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest, including Special Interest, if any, on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Security so converted (but excluding any overdue interest, including Special Interest, if any, on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) with respect to

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which the Company has specified a Fundamental Change Repurchase Date or a Redemption Date, in either case, that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, or (b) after the last Regular Record Date prior to the Final Maturity Date, in either case, shall be entitled to receive (and retain) such interest, including Special Interest, if any, and need not pay the Company an amount equal to the interest, including Special Interest, if any, on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

2.                                      METHOD OF PAYMENT

The Company shall pay interest, including Special Interest, if any, on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on March 15 and September 15, as the case may be (each, a “Regular Record Date”) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest and Special Interest, if any, in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest, including Special Interest, if any, in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Interest Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3.                                      PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, U.S. Bank National Association (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Security Registrar and Conversion Agent. The Company may change any Paying Agent, Security Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Security Registrar.

4.                                      INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 3.35% Convertible Senior Subordinated Notes Due 2015 (the “Securities”), issued under the Subordinated Indenture dated as of September 28, 2010 (the “Base Indenture” and, as supplemented, the “Indenture”), between the Company and the Trustee as supplemented by the First Supplemental Indenture thereto dated as of September 28, 2010 between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by

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or made part of the Indenture by reference to the TIA, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and TIA for a statement of them.

The Securities are a series of senior subordinated unsecured obligations of the Company limited to $400,000,000 in aggregate principal amount at maturity. The Indenture does not limit the incurrence of other debt of the Company or its existing or future Subsidiaries, secured or unsecured.

5                                         REDEMPTION.

Provisional Redemption.  Prior to October 1, 2013, the Company may, at its option, redeem the Securities in whole or in part on any date from time to time, upon notice to the Holders as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of the notes to be redeemed; provided that such right may be exercised only if the Closing Price of the Common Stock has exceeded 130% of the applicable Conversion Price for at least 20 Trading Days within a period of 30 consecutive Trading Days. If the Company elects to redeem the Securities during this period, it shall make an Additional Payment upon Provisional Redemption in an amount equal to $100.50 per $1,000 principal amount, less the amount of any interest paid on such Securities from issuance.

Optional Redemption.  The Company may, on or after October 1, 2013, at its option, redeem the Securities in whole or in part on any date from time to time, upon notice to the Holders as provided in the Indenture, at a Redemption Price equal to a percentage of the principal amount of the Securities to be redeemed set forth below, plus accrued and unpaid interest, if any, to but excluding the Redemption Date.

From and After	Redemption Price
October 1, 2013	101.34%
October 1, 2014	100.67%

On and after the Redemption Date, interest ceases to accrue on Securities or portions of Securities called for redemption, unless the Company defaults in the payment of the redemption price and accrued and unpaid interest.

6.                                      PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is no later than 30 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with unpaid interest, including Special Interest, if any, accrued to, but excluding, the Fundamental Change Repurchase Date. A Fundamental Change Company

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Notice shall be given by the Company to the Holders as provided in the Indenture. To exercise such repurchase right, a Holder must deliver to the Trustee a Fundamental Change Repurchase Notice as provided in the Indenture.

7.                                      CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof.

Subject to certain conditions provided for in the Indenture, in certain circumstances, a Holder may receive an amount in Common Stock equal to the Make-Whole Premium, in addition to the shares of Common Stock issuable upon conversion of such Security.

The Conversion Rate shall be initially equal to 20.4794 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.

No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

8.                                      SUBORDINATION

The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided, and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

9.                                      DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.                               PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

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11.                               UNCLAIMED MONEY

If money for the payment of principal or interest, including Special Interest, if any, remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

12.                               DISCHARGE PRIOR TO MATURITY.

Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) all of the Securities then outstanding shall become due and payable or been submitted for conversion, and (2) the Company shall have deposited with the Trustee cash sufficient to pay the principal of, and premium, if any, and interest, including Special Interest, if any, on all of the outstanding Securities.

13.                               AMENDMENT, SUPPLEMENT AND WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest, including Special Interest, if any, on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

14.                               SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

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15.                               DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default shall occur if:

(a)  the Company shall fail to pay when due the principal, Redemption Price or any Fundamental Change Repurchase Price of any Security, including any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, redemption, acceleration or otherwise whether or not such payment is prohibited by Article 5 of the Indenture; or

(b)  the Company shall fail to pay an installment of interest, including Special Interest, if any, on any of the Securities, which failure continues for 30 days after the date when due whether or not such payment is prohibited by Article 5 hereof; or

(c)  the Company shall fail to deliver when due all shares of Common Stock, together with cash in lieu of fractional shares deliverable upon conversion of the Securities, which failure continues for 10 days; or

(d)  the Company fails to perform or observe any other term, covenant or agreement contained in the Securities or the Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(e)  (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $5,000,000, or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $5,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii), for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(f)  the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.07 of the Indenture; or

(g)  certain events of bankruptcy, insolvency or reorganization as specified in the Indenture.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

Notwithstanding the foregoing or anything to the contrary set forth in the Indenture, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations set forth in Section 5.03 of the Base Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an Event of Default consist exclusively of the right to receive special interest on the Securities at an annual rate equal to 1.0% of the principal amount of the Securities (“Special Interest”). The Special Interest will accrue on all outstanding Securities from and including the date on which an Event of Default relating to a failure to

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comply with the reporting obligations set forth in Section 5.03 of the Base Indenture first occurs to but not including the 180th day thereafter (or such earlier date on which the Event of Default shall have been cured or waived). On such 180th day (or earlier, if the Event of Default relating to the reporting obligations is cured or waived prior to such 180th day), such Special Interest will cease to accrue and, if the Event of Default relating to reporting obligations has not been cured or waived prior to such 180th day, the Securities will be subject to acceleration as provided for in Section 8.02 of the Indenture. In the event the Company does not elect to pay Special Interest upon an Event of Default in accordance with this paragraph, the Securities will be subject to acceleration as provided for above. If the Company elects to pay Special Interest as the sole remedy for an Event of Default relating to the failure to comply with reporting obligations in Section 5.03 of the Base Indenture or for any failure to comply with the requirements of Section 314(a)(1) of the TIA in, the Company will notify all Holders, the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs.

16.                               NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

17.                               AUTHENTICATION

This Security shall not be valid until the Trustee or an Authenticating Agent manually signs the certificate of authentication on the other side of this Security.

18.                               ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19.                               CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers either as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.

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20.                               INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: Vertex Pharmaceuticals Incorporated, 130 Waverly Street, Cambridge, MA  02139 Attention:  Investor Relations.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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CONVERSION NOTICE

To convert this Security, check the box:

☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $              .

If you want the cash paid to another person or the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Security on the books of the Company. The Agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*                                         The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

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FUNDAMENTAL CHANGE REPURCHASE NOTICE

TO:  VERTEX PHARMACEUTICALS INCORPORATED

130 Waverly Street

Cambridge, Massachusetts  02139

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from VERTEX PHARMACEUTICALS INCORPORATED (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price to the registered Holder hereof.

Date:	Your Signature:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

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SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, purchase, repurchases, redemption or conversions of a part of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Security	Amount of Increase in Principal Amount of this Security	Principal Amount of this Global Security following Each Increase of Decrease	Signature of Authorized Officer of Trustee

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